UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2018
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National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001‑37351	46‑5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway, Suite 200
Greenwood Village, Colorado, 80111
(Address of principal executive offices)
(720) 630‑2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 1.01. Entry into a Material Definitive Agreement.
Fourth Amendment to the KeyBank Credit Agreement
On May 31, 2018, NSA OP, LP (the "Operating Partnership") and National Storage Affiliates Trust (the "Company") entered into the Fourth Amendment (the "Fourth Amendment") to the Amended and Restated Credit Agreement, dated as of May 6, 2016, by and among the Operating Partnership, as borrower, certain of its subsidiaries that are party thereto, as subsidiary guarantors, the Company, KeyBank National Association, as administrative agent, and the other lenders party thereto (as amended, the "KeyBank Credit Agreement").
The Fourth Amendment reduces the applicable margins for borrowings under the tranche B term loan facility ("Term Loan B"). The amended applicable margins for LIBOR loans range from 1.30% to 1.70% and for base rate loans range from 0.30% to 0.70%; provided that after such time as the Company achieves an investment grade rating from at least two rating agencies, the Company may elect (but is not required to elect) that Term Loan B is subject to the rating based on applicable margins ranging from 0.90% to 1.75% for LIBOR Loans and 0.00% to 0.75% for base rate loans.
The information set forth in Item 2.03 is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Second Amendment to the Capital One Credit Agreement
On June 5, 2018, the Operating Partnership and the Company entered into the Second Amendment (the "Second Amendment") to the Credit Agreement, dated as of June 30, 2016, by and among the Operating Partnership, as borrower, certain of its subsidiaries that are party thereto, as subsidiary guarantors, the Company, Capital One, National Association, as administrative agent, and the other lenders party thereto (as amended, the "Capital One Credit Agreement").
Under the Second Amendment, the Operating Partnership, among other things, partially exercised its existing $100,000,000 expansion option in an aggregate amount equal to $75,000,000, increasing the aggregate amount outstanding under the term loan facility (the "Term Loan Facility") to $175,000,000. It also increased the remaining expansion option by $200,000,000, for a total expansion option of $225,000,000. If the remaining expansion option is exercised in full, the total expansion option would provide for a total borrowing capacity under the Term Loan Facility in an aggregate amount of $400,000,000.
In addition, the Second Amendment reduces the applicable margin for borrowings under the Term Loan Facility. The amended applicable margins for LIBOR loans range from 1.30% to 1.70% and for base rate loans range from 0.30% to 0.70%; provided that after such time as the Company achieves an investment grade rating from at least two rating agencies, the Company may elect (but is not required to elect) that the Term Loan Facility is subject to the rating based on applicable margins ranging from 0.90% to 1.75% for LIBOR loans and 0.00% to 0.75% for base rate loans. The terms of payment under the Term Loan Facility are otherwise unchanged.
The descriptions above are only summaries of the material provisions of the Fourth Amendment and Second Amendment and are qualified in their entirety by reference to a copy of the Fourth Amendment and Second Amendment, which will be filed, together with the Capital One Credit Agreement, with the Company's quarterly report on Form 10‑Q for the quarterly period ended June 30, 2018. The Keybank Credit Agreement was filed on August 9, 2016 as Exhibit 10.3 to the Company's quarterly report on Form 10-Q.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
Chief Financial Officer

Date: June 6, 2018